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                                                                  Exhibit 10.37


                             CONTRIBUTION AGREEMENT

         THIS CONTRIBUTION AGREEMENT, dated as of October 25, 2000 (this "Agreement") is entered into by and between Atrium Corporation, a Delaware corporation ("Atrium Corp."), and Atrium Companies, Inc., a Delaware Corporation ("Atrium").


                              W I T N E S S E T H:

         WHEREAS, in exchange for $5,000,000, from Atrium Corp., Atrium executed a promissory note in favor of Atrium Corp. in the amount of $5,000,000 (the "Note").

         WHEREAS, Atrium Corp. currently holds the Note.

         WHEREAS, Atrium is a wholly owned subsidiary of Atrium Corp.

         WHEREAS, Atrium Corp., as the parent corporation of Atrium, hereto desires to provide for the contribution by Atrium Corp. of the Note to Atrium as additional paid in capital, and Atrium desires to accept such additional capital contribution.

         WHEREAS, the contribution by Atrium Corp. to Atrium is intended to qualify as a tax free transfer under Section 351 of the Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. CONTRIBUTION. Subject to the terms and conditions hereof, on the date hereof, Atrium Corp. hereby transfers, assigns and conveys to Atrium all of Atrium Corp.'s right, title and interest in the Note.

         2. ASSUMPTION OF LIABILITIES; INDEMNIFICATION. Subject to the terms and conditions hereof, on the date hereof, Atrium hereby assumes all liabilities and obligations relating to the Note.

         3. CAPITAL CONTRIBUTION. Atrium hereby accepts such transfer, assignment and conveyance of the Note as a contribution by Atrium Corp. to the capital of Atrium.


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         4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be performed in that state, without regard to conflicts of law principles.

         5. SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

         6. FURTHER ASSURANCES. Each of the parties hereto shall at any time and from time to time following the date hereof, execute and deliver all such further instruments and take all such further actions as may be reasonably necessary or appropriate in order to more effectively contribute, deliver and convey to Atrium or to perfect or record Atrium's title to or interest in, the Note hereby and otherwise to confirm or carry out the provisions hereof.

         7. ASSIGNMENT. This Agreement may not be assigned by any of the parties hereto without the prior written consent of the other party, except that either party may assign this Agreement to any of its affiliates.

         8. AMENDMENT. This Agreement may not be amended or modified except by a written instrument signed by the parties hereto.

         9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of such separate counterparts shall together constitute one and the same instrument.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first written above.


                               ATRIUM CORPORATION



                               By:
                                  ------------------------------------------
                               Name:
                               Title:


                               ATRIUM COMPANIES, INC.



                               By:
                                  ------------------------------------------
                               Name:
                               Title: